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                                   AGREEMENT


                  Warren H. Haber as nominee ("Haber") for himself and other purchasers (the "Purchasers") is hereby purchasing from Asset Value Fund Limited Partnership, a New Jersey limited partnership (the "Partnership") and John D. Brummit Keogh ("Brummit") and the Partnership and Brummit are hereby selling, respectively, to the Purchasers an aggregate of 140,000 shares and 10,000 shares of the Common Stock of HealthRite Inc., a Delaware corporation (the "Company") at a price of $2.10 per share, or an aggregate price of $294,000 and $21,000, respectively, accompanied in each instance with Irrevocable Proxies entitling Haber or John L. Teeger or their substitutes (the "Proxies") to vote the shares of Common Stock acquired hereby on all matters presented to the stockholders of the Company, including (except for 1,000 shares sold hereby by the Partnership) those presented to the Stockholders at the Annual Meeting of Stockholders scheduled to be held on December 17, 1997 and all postponements and adjournments thereof (the "Annual Meeting").

                  1. Haber is hereby delivering to the Partnership and Brummit funds in the respective amounts of $294,000 and $21,000 and the Partnership on behalf of itself and Brummit are hereby delivering to Haber:

                  (i) A stock certificate of 50,000 shares of Common Stock of the Company registered in the name of the Partnership accompanied by duly executed stock powers and the Irrevocable Proxy in the form of Exhibit A hereto as executed by the General Partner of the Partnership on behalf of the Partnership cancelling any authorization given prior hereto with respect to all matters at the Annual Meeting and authorizing the shares to be voted at the Annual Meeting in accordance with the determination of the Proxies;

                  (ii) Instructions executed by the General Partner of the Partnership on behalf of the Partnership to Bear Stearns as registered nominee owner under Cede & Co. of 90,000 shares of Common Stock of the Company held for the account of the Partnership to transfer ownership of said shares to the account or accounts designated by Haber and the proxy from the Partnership in the form of Exhibit B hereto cancelling any authorization given prior hereto to vote with respect to all matters at the Annual Meeting and authorizing the shares to be voted at the Annual Meeting in accordance with the determination of the Proxies including, with respect to 89,000 shares, in favor of the management slate of directors and in favor of the amendment to the Stock Option Plan at the Annual Meeting which authorization shall not be revoked;

                  (iii) Instructions executed by Brummit to Bear Stearns as registered nominee owner under Cede & Co. of 10,000 shares of Common Stock of the Company held for the account of Brummit authorizing the transfer of ownership of said shares to the account or accounts designated by Haber and the proxy from Brummit in the form of Exhibit C hereto cancelling any authorization given prior hereto to vote with respect to all matters at the Annual Meeting and authorizing the shares to be voted at the Annual Meeting in favor of the management slate of Directors and in favor of the amendment to the Stock Option Plan which authorization shall not be revoked;


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                  2. As a condition to the purchase by the Purchasers, the
Partnership and Brummit hereby warrant to the Purchasers that this agreement has been duly authorized, executed and delivered and constitutes the valid and binding obligation of the Partnership and of Brummit; that with respect to 139,000 shares sold hereby by the Partnership and the 10,000 shares sold hereby by Brummit to the Purchasers that the Partnership and Brummit have been the beneficial owner of said shares since prior to November 12, 1997 with full power and authority to vote or to cause to be voted such shares at the Annual Meeting with respect to matters presented thereat, and that the 89,000 of the shares beneficially owned by the Partnership and the 10,000 shares beneficially owned by Brummit have been held in accounts with Bear Stearns which were included in the DTC position listing dated with respect to the November 12, 1997 record date for the Annual Meeting.

                          ASSET VALUE FUND LIMITED PARTNERSHIP
                          By: Asset Value Management, Inc., General Partner


                          By:
                             -------------------------------------------------
                             John W. Galuchie, Jr., Treasurer and Secretary


                          JOHN D. BRUMMIT KEOGH


                          By:
                             -------------------------------------------------
                             John D. Brummit


                           ---------------------------------------------------
                           Warren H. Haber, as Nominee


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